Exhibit 10.34

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (this “Agreement”) is made by and between Jason Dubraski (“Employee”) and Firefly Neuroscience, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee was employed by Deel (the “Employer”);

WHEREAS, Employee signed an Employee Agreement with the Deel to provide services to the Company (the “EPIA”) on November 1, 2024;

WHEREAS, the Company will separate Employee’s employment with the Company effective

June 1, 2025 (the “Separation Date”); and

WHEREAS, the Company will pay Employee’s unused vacation (five days), and reimburse Employee for all legitimate submitted Expense Reports, through the Separation Date; and

WHEREAS, Employee wishes to release any and all claims or disputes that he may have against the Company and/or any of the Releasees (as defined below), in exchange for the consideration set forth below.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

AGREEMENT

1.

Consideration. In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions, and provided that Employee does not revoke the Agreement under Section 6 below, the Company agrees to provide consideration as follows:

a.

Severance Payments. A payment of forty-five thousand dollars ($45,000) inclusive of any accrued wages from June 1, 2025 through termination, less applicable withholding taxes, which will be paid within 15 calendar days from the date of a dually executed agreement. For greater clarity, the Company will deduct from the $45,000, any payments to the Employee from payroll from June 1st and onwards.

b.	Acknowledgment. Employee acknowledges that he is not otherwise entitled to the consideration set forth in this Section 1.

Equity Ownership. The Company will grant Employee an additional 8,216 shares of restricted stock of Firefly Neuroscience, Inc., no later than four weeks after the execution of this Agreement. The Company will take all necessary steps, at the Company’s sole expense, to release any restrictions and grant Employee unequivocal rights to all 16,432 shares granted Employee. The Company will submit a registration statement covering the 16,432 shares within four (4) months of execution of this agreement. For clarity, there is no lock-up agreement between the Company and the Employee, the restrictions are solely due to security laws.

2.

Benefits. Employee’s health insurance benefits shall cease on June1, 2025, subject to Employee’s right, at his own expense, to continue his health insurance under COBRA, if applicable, or state continuation coverage. Employee’s participation in all other benefits and incidents of employment, including, but not limited to, the accrual of bonuses/commissions, vacation, and paid time off, ceased as of the Separation Date.

3.

Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, reimbursable expenses, stock, stock options, vesting, and any and all other benefits and compensation due to Employee, if any.

4.

Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, parents, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a.	Any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b.

Any and all claims relating to, or arising from, Employee’s ownership of or right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.

Any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.

Any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Genetic Information Nondiscrimination Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002; the Uniformed Services Employment and Reemployment Rights Act; the Massachusetts Wage Act; the Massachusetts Equal Pay Act; the Massachusetts Fair Employment Practices Act; the Massachusetts Civil Rights Act; the Massachusetts Equal Rights Law; the Massachusetts Law Prohibiting Unlawful Discrimination; the Massachusetts Right to be Free from Sexual Harassment Law; and the Massachusetts Discrimination Against Certain Persons on Account of Age Law;

e.	Any and all claims for violation of the federal or any state constitution;

f.

Any claim for any loss, cost, damage, or expense arising out of any dispute over the non- withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

g.	Any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

This release does not release claims that cannot be released as a matter of law, including, but not necessarily limited to, any Protected Activity (with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee’s release of claims herein bars Employee from recovering such monetary relief from the Company).

5.

Acknowledgment of Waiver of Claims Under ADEA. Employee understands and acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”). Employee further acknowledges the following:

a.	Employee is not entitled to the consideration given for this waiver and release unless he signs and does not revoke this Agreement;

b.	Employee should consult with an attorney prior to executing this Agreement;

c.	Employee has twenty-one (21) days within which to consider signing this Agreement;

d.

Employee has seven (7) days following his execution of this Agreement to revoke this Agreement (the “Revocation Period”), which must be accomplished by a written notification to the individual signing this Agreement on the Company’s behalf;

e.	This Agreement shall not become effective until after the Revocation Period has expired;

f.

Nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law; and

g.

In the event Employee signs this Agreement and returns it to the Company in less than the 21- day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.

The Parties agree that changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day consideration period referenced above.

6.

Unknown Claims. Employee acknowledges that he has been advised to consult with legal counsel and that he is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in his favor at the time of executing the release, which, if known by him/her, would have materially affected his settlement with the releasee. Employee, being aware of said principle, agrees to expressly waive any rights he may have to that effect, as well as under any other statute or common law principles of similar effect.

7.

Non-Defamation Employee agrees to refrain from any defamation, libel, or slander of any of the Releasees, including without limitation defamatory statements regarding the Company’s business, products, intellectual property, and financial standing (orally or in writing, anonymously or otherwise, including but not limited to blogs, social media, and employer review sites). The Company agrees to refrain from any defamation, libel or slander of Employee, orally or in writing, anonymously or otherwise, including but not limited to blogs, social media, and employer review sites. Employee further agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company’s human resources department, who shall confirm solely that Employee’s dates of employment, position held, and that Employee was in good standing at the time of his separation.

8.

No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

9.

Continuing Obligations under the EPIA. Employee reaffirms and agrees to observe and abide by the surviving terms of the EPIA, specifically including the provisions regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information and solicitation of employees, and any restrictive covenants contained therein.

10.

Company Property; Social Media. Employee represents that he has returned to the Company (or, with respect to any documents, files, software code or other information, permanently destroyed) all property that belongs to the Company, including (without limitation) (i) copies of documents that belong to the Company, (ii) files and software code stored on Employee’s computer(s) that contain information belonging to the Company, (iii) log-in credentials to software and online services not otherwise in possession of the Company, and (iv) that Employee has not retained or kept copies or duplicates of any Company information. Employee separately represents that he will not post on the web or social media platforms on behalf of the company after June 17, 2025.

11.

Confidentiality. Subject to Section 13 governing Protected Activity, employee agrees to maintain in confidence the existence of this Agreement, the consideration for this Agreement, and the terms of this Agreement (collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to his immediate family members, the court in any proceeding regarding this Agreement, Employee’s counsel, and Employee’s tax advisor or accountant, and Employee’s health care providers, to the extent they need to know the Separation Information. Employee agrees that he will not publicize, directly or indirectly, any Separation Information.

Employee acknowledges and agrees that the confidentiality of the Separation Information is of the essence and a material term of this Agreement. If the Company proves that Employee breached this confidentiality provision, the Company shall be entitled to an award of its costs spent enforcing this provision, including reasonable attorneys’ fees, regardless of whether the Company can establish actual damages from Employee’s breach, except to the extent that such breach constitutes a legal action by Employee relating to the ADEA. Any individual breaches or disclosures shall not excuse Employee from his obligations hereunder, nor permit him to make additional disclosures. Employee represents and warrants that he has not disclosed, whether orally or in writing, directly or indirectly, any of the Separation Information to an unauthorized party.

12.

No Cooperation. Employee agrees not to act in any manner in which Employee believes is likely to, or a reasonable person should realize is likely to, damage the business of the Company. Employee further agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

13.

Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the EPIA to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the EPIA regarding Employee’s right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act.

14.

No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

15.

Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any proven material breach of the EPIA or of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking in good faith a determination of the validity of the ADEA waiver herein, shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.

16.	Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

17.

ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBMITTED ONLY TO ARBITRATION IN NEW YORK COUNTY, NEW YORK BEFORE THE AMERICAN ARBITRATION ASSOCIATION, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“AAA RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH NEW YORK AND FEDERAL LAW, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL NEW YORK LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE AAA RULES CONFLICT WITH NEW YORK AND/OR FEDERAL LAW, NEW YORK AND/OR FEDERAL LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE ARBITRATOR SHALL HAVE THE AUTHORITY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

18.

No Representations. Employee represents that he has had an opportunity to consult with an attorney and to adequately investigate information material to entering this agreement; has carefully read this Agreement; and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company or any of its shareholders, officers or directors that are not specifically set forth in this Agreement, and expressly disclaims reliance on any such representation or statement, as well as reliance on any alleged failure to disclose information that might otherwise be material to his decision to enter into this Agreement.

19.

No Waiver. The failure by the Company to insist upon the performance of any provision of this Agreement, or the failure to prosecute any breach of any of the terms of this Agreement, shall not be construed as a waiver of any such terms or conditions. This Agreement shall remain in full force and effect as if no such forbearance or failure had occurred.

20.

Severability and Successors. If one or more of the provisions in this Agreement are deemed void or unenforceable by law, then the remaining provisions will continue in full force and effect. The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties’ heirs, successors, and assigns.

21.

Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

22.

Entire Agreement. This Agreement, together with the surviving provisions of the EPIA, and the Option Agreements, represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company.

23.	No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

24.

Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to choice of law provisions. Employee consents to personal and exclusive jurisdiction in the State of New York.

25.

Effective Date. This Agreement shall be null and void if not executed by Employee within twenty-one (21) days. Employee has seven (7) days after signing this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, provided it has been signed by the Company before that date (the “Effective Date”).

26.

Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

27.

Voluntary Execution of Agreement. Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Employee acknowledges that:

a.	he has read this Agreement;

b.	he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

c.	he understands the terms and consequences of this Agreement and of the releases it contains; and

d.	he is fully aware of the legal and binding effect of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

	Jason DuBraski	, an individual
Dated: 06/11/2025

Firefly Neuroscience, Inc

Dated: June 11, 2025	By:
Greg Lipschitz, its Chief Executive Officer